Exhibit 99.1

FOR IMMEDIATE RELEASE

BroadVision Contact:

Bill Meyer
650.542.5100
ir1@broadvision.com

BroadVision, Inc. Announces Mutual Termination of Acquisition

and Transfer and Planned Restructuring of Debt

REDWOOD CITY, CALIF. —  November 18, 2005 — BroadVision, Inc. (Nasdaq-BVSN), a global provider of web self-service solutions, and Vector Capital Corporation, a San Francisco-based private equity firm, today announced that BroadVision and a wholly-owned subsidiary of Vector have mutually terminated the parties’ merger agreement entered into on July 25, 2005.  Under the terminated agreement, BroadVision was to be acquired by a newly formed Vector portfolio company, and BroadVision was to operate going forward as a privately held, independent software vendor.

As previously announced, proxies received at the stockholders’ meeting on October 12, 2005 and at adjournments through November 11, 2005 were overwhelmingly in favor of the merger but insufficient to constitute a quorum.  In connection with the termination, the Company has agreed to make a $980,000 expense reimbursement payment provided for in the merger agreement, which will be made to the Vector subsidiary in January 2006.

Concurrently, Dr. Pehong Chen, BroadVision’s chairman and CEO, through a wholly owned company, has purchased from Vector all of BroadVision’s outstanding senior subordinated convertible notes, having a principal balance of $15.4 million. In connection with this investment, Dr. Chen has also made a commitment to the company to restructure the notes so as to relieve the Company of any short-term liquidity concerns.

“We are disappointed that the merger agreement with Vector had to be called off due to the difficulty of securing a quorum in the stockholder vote,” said Dr. Chen.  “However, I remain very convinced that BroadVision is on the path to stabilization.  I believe my acquisition of the senior notes with the intent of restructuring them immediately will provide the company the time and resources it requires to return to stability, profitability and growth.  Going forward, we will renew our focus on providing even better support and services to our 600-strong enterprise customer base and on leveraging our new Kona-based products into the installed base and targeted verticals.”

“I am disappointed that the stockholder vote was not secured. BroadVision continues to have world-class technology, talented employees and an impressive list of satisfied customers. I wish the company well in the future,” said Chris Nicholson of Vector Capital.

About BroadVision

BroadVision (Nasdaq: BVSN) is a global provider of web self-service solutions. Its agile commerce and portal applications enable customers to quickly create and adapt online processes to keep pace with changing business requirements. Over 1,000 organizations, serving nearly 75 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives. Additional information about BroadVision can be obtained at www.broadvision.com.

Information Concerning Forward-Looking Statements

 Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. Examples of these forward-looking statements include expectations regarding the restructuring of the senior notes to relieve short-term liquidity concerns and future stability, profitability and growth. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from BroadVision’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: difficulty in attracting or retaining customers or employees; generating sufficient working capital to operate the business as a going concern; and general economic and market conditions. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.